Exhibit 99.1

Media inquiries:

Robert Minicucci

Warner Communications

robert@warnerpr.com

603-488-5856

Investor inquiries:

Andrea Clegg

NightHawk Radiology Holdings, Inc.

aclegg@nighthawkrad.net

866-402-4295 or 208-292-2818

NightHawk Radiology Holdings, Inc. Announces Fourth Quarter and Full-Year

2007 Results; Updates 2008 Guidance

COEUR D’ALENE, Idaho, February 13, 2008 – NightHawk Radiology Holdings, Inc. (NASDAQ: NHWK), the leading provider of radiology solutions to radiology groups across the United States, today announced financial results for its fourth quarter and full year ended December 31, 2007.

2007 Highlights

•

Full year revenues grew 65% to $151.7 million from $92.2 million for the full-year 2006. Organic revenue grew $21.4 million, or 23% year-over-year, while acquisitions contributed an additional $38.1 million of revenue for the full year.

•

New service offerings represented 15% of total revenue, or $22.4 million, including final interpretations at 8% of total revenue, or $12.1 million, and business services at 7% of total revenue, or $9.9 million.

•

The company completed and integrated three acquisitions: Teleradiology Diagnostic Service, Inc. (TDS) in February, Radlinx Group, Ltd. in April, and Midwest Physician Services, LLC in July. Through these acquisitions, NightHawk increased its market share and the number of affiliated radiologists providing professional interpretations, and expanded its service offerings to include business services such as revenue cycle management, accounting and financial management, and transcription and records management. NightHawk provides the broadest suite of integrated radiology solutions available.

•	The company ended the year providing services to nearly 1,500 sites, representing approximately 26% of all hospitals in the United States.

•

Importantly, the company achieved 33% adjusted EBITDA margins for the full year (excluding the effects of non-cash IBNR malpractice reserves, stock compensation, and a one-time charge related to the settlement of an acquisition-related legal dispute) while investing in both infrastructure and new services. As previously reported, the company also incurred higher short-term expense in 2007 related to the integration of various acquisitions.

“We accomplished a great deal in 2007,” said Dr. Paul Berger, Chairman and Chief Executive Officer. “Our continued growth and profitability in this highly dynamic industry demonstrates the value and quality of our services and the success of our business model. Customers rely on NightHawk to meet their current and future needs with our advanced and innovative solutions, and our affiliated radiologists are some of the most productive in the world. We have made important investments in 2007 in new services, acquisitions and infrastructure. These items, combined with strong industry fundamentals, will enable NightHawk to continue growing rapidly while leading the transformation of the practice of radiology.”

Full-Year Results

•	Full-year revenue grew 65% to $151.7 million from $92.2 million for the full-year 2006. Full-year scan volumes grew 62% to 2.7 million, scans compared with 1.7 million scans in 2006.

•	Organic revenue and organic scan volumes grew 23% and 27%, respectively, year-over-year.

•

New service offerings, including daytime final and subspecialty reads, cardiac 3D reconstructions and interpretations, and business services, represented 15% of total revenue for the year. Final interpretations comprised approximately 8% of revenue.

•

Adjusted net income grew 35% to $28.3 million, or $0.91 per diluted share, from $20.9 million, or $0.70 per diluted share in the prior year. The company’s adjusted net income excludes certain non-cash charges, including stock compensation, IBNR reserve and the amortization of intangibles associated with acquisitions. Also excluded from the calculation of 2007 adjusted earnings per diluted share is a one-time charge of approximately $0.5 million related to the settlement of an acquisition-related legal dispute with a former advisor.

•

GAAP net income was $14.7 million, or $0.47 per diluted share, compared to ($28.5) million, or ($1.00) per diluted share in the same period of 2006. GAAP net income was impacted by higher non-cash charges for stock compensation, IBNR, and amortization of intangibles and, in 2006, a pre-IPO non cash expense related to the company’s then outstanding preferred stock.

•

The company’s 2007 results were impacted by slightly lower fourth quarter scan volumes due to greater than expected seasonality and a delay in transitioning the former Radlinx physician contracts to the company’s compensation model to late in the fourth quarter.

Fourth-Quarter Results

•

Fourth quarter 2007 revenue grew 77% to $42.7 million from $24.1 million in the fourth quarter 2006. Fourth quarter 2007 scan volumes grew 63% to 730,992 scans compared with 448,084 scans in the fourth quarter 2006.

•	Fourth quarter organic revenue and organic scan volume grew 19% and 24%, respectively, year-over-year.

•	New service offerings, primarily daytime final reads and business services, represented 21%, or $8.8 million, of total revenue for the quarter.

•	Adjusted net income for the fourth quarter of 2007 grew 72% to $8.1 million, or $0.26 per diluted share, from $4.7 million, or $0.15 per diluted share in the fourth quarter 2006.

•	GAAP net income grew 41% to $3.1 million, or $0.10 per diluted share, compared to $2.2 million, or $0.07 per diluted share in the fourth quarter 2006.

“NightHawk has strong operating fundamentals and the largest market share in what continues to be a high-growth, dynamic market. Going forward, the company seeks to better execute on the opportunities before us as we expand our business model,” said Dr. Berger.

Updated Full-Year 2008 Guidance

The company updated its full-year 2008 guidance for revenue and adjusted earnings per diluted share. Full year 2008 revenue is now projected to be in the range of $195-$205 million, and adjusted earnings per diluted share is projected to be in the range of $1.10-$1.20.

“Our business continues to remain fundamentally strong, and we are pleased with our continued organic growth, our success at integrating acquisitions, and the traction we’ve achieved with our new service offerings. NightHawk has the leading market presence, a scalable business with high operating margins and strong cash flows, and a brand that is synonymous with quality and service, leaving us well positioned to execute on our vision,” said Dr. Berger.

Other News

The company announced the appointment of Mark Kleinschmidt as Senior Vice President of Sales. Kleinschmidt joined NightHawk through the company’s acquisition of Midwest Physician Services, LLC, the business services division of St. Paul Radiology, in July 2007. As Senior Vice President of Sales, his responsibilities include leading the NightHawk sales organization, including hiring, managing, and training field sales reps; developing efficient sales processes; managing sales performance; developing sales strategies; and pursuing large deals and strategic partnerships. Kleinschmidt has been in the radiology industry for nearly 20 years. Prior to joining NightHawk, he had been the CEO of St. Paul Radiology for nine years. Prior to his role at St. Paul, Kleinschmidt spent many years as a consultant to radiologists and radiology groups.

Earnings Conference Call

The fourth quarter and full-year 2007 conference call will be held on Wednesday, February 13, 2008 at 4:30 p.m. (ET). A live webcast of the conference call, as well as a replay, will be available online on the company’s corporate website at http://www.nighthawkrad.net. Participants can also access the call by dialing 800-240-4186 (within the United States and Canada) or 303-205-0055 (international callers). A replay of the call will be available approximately two hours after the call has ended and will be available until 11:59 p.m. (ET) on Thursday, March 6, 2008. To access the replay, dial 800-405-2236 (within the United States and Canada), or 303-590-3000 (international callers) and enter the conference ID number: 11107716.

About NightHawk

NightHawk Radiology (Nasdaq: NHWK), headquartered in Coeur d’Alene, Idaho, is leading the transformation of the practice of radiology by providing high-quality, cost-effective services to radiology groups and hospitals throughout the United States. NightHawk provides the most complete suite of solutions, including professional services, business services, and its advanced, proprietary clinical workflow technology, all designed to increase efficiencies and improve the quality of patient care and the lives of physicians who provide it. NightHawk’s team of U.S. board-certified, state-licensed, and hospital-privileged physicians located in the United States, Australia, and Switzerland, provides services 24 hours a day, seven days a week, to nearly 1,500 sites, representing approximately 26% of all hospitals in the United States. For more information, visit www.nighthawkrad.net.

Forward Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding the company’s growth strategy, the expansion and market acceptance of its current service offerings, the future benefits of its acquisitions, and an outlook on the company’s future financial results, including its revenue, and adjusted earnings per diluted share for 2008. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with general economic conditions, competitive conditions in the radiology industry, and regulatory risks. Other factors that could cause operating and financial results to differ are described in the company’s prospectus and periodic reports filed with the Securities and Exchange Commission (SEC). Other risks may be detailed from time to time in reports to be filed with the SEC. NightHawk does not undertake any obligation to publicly update its forward- looking statements based on events or circumstances after the date hereof.

Presentation of Non-GAAP Financial Information

The presentation of adjusted net income, adjusted EBITDA margins and adjusted earnings per diluted share are not measures of financial performance under GAAP and should not be considered a substitute for or superior to GAAP. Management believes these non-GAAP financial measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of our core results and providing for consistency in financial reporting. Specifically, the company’s non-GAAP adjusted net income measure, and related adjusted earnings per diluted share, described in this release exclude (i) for 2006 only, the non-cash charges related to the conversion feature and accretion of our preferred stock, which charges ceased upon the closing of our initial public offering when our shares of preferred stock converted into shares of common stock, (ii) the non-cash charges related to our stock-based compensation, (iii) the non-cash expense associated with the amortization of intangibles associated with acquisitions, (iv) the non-cash expense associated with changes to our IBNR reserve (incurred but not reported medical liability reserves) and (v) for 2007 only, a one-time charge of approximately $0.5 million related to the settlement of an acquisition related legal dispute with a former advisor . We exclude the non-cash charges related to our stock-based compensation due to the varying valuation methodologies, subjective assumptions and the variety of types of awards that companies can use when applying FAS 123R along with the fact that a substantial portion of our outstanding options and restricted stock units are held by our independent contractor physicians and require accounting treatment that differs from the accounting treatment for options and restricted stock units held by employees.

The company provides non-GAAP adjusted net income and related adjusted earnings per diluted share as financial measures because management believes these measures provide greater transparency with respect to information used by management in its financial and operational decision making and to enhance investors’ overall understanding of our current financial performance and our future prospects. For reconciliation of our non-GAAP financial measures to the most applicable GAAP financial measure, please refer to the information included in the attached tables of this press release and on our corporate website under the heading investor relations.

“NHWKF”

NIGHTHAWK RADIOLOGY HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	December 31, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$31,956,468	$46,500,818
Marketable securities	30,624,642	37,810,963
Trade accounts receivable, net	25,665,009	12,706,146
Deferred income taxes	655,124	365,930
Prepaids and other current assets	2,812,231	2,076,037

Total current assets	91,713,474	99,459,894
Property and equipment, net	10,554,913	6,192,541
Goodwill	68,601,360	4,913,844
Intangible assets, net	87,132,789	2,922,543
Deferred income taxes	1,251,113	2,480,972
Other assets, net	4,212,038	96,572

Total	$263,465,687	$116,066,366

LIABILITIES
Current liabilities:
Accounts payable	$6,071,513	$3,437,458
Accrued expenses	12,880,852	5,615,176
Accrued performance bonuses	2,106,610	1,024,891
Accrued payroll and related benefits	2,462,813	1,359,107
Current portion of notes payable	1,000,000

Total current liabilities	24,521,788	11,436,632
Insurance reserve	3,038,000	2,000,000
Notes payable, less current portion	98,500,000
Other liabilities	2,717,185

Total liabilities	128,776,973	13,436,632

STOCKHOLDERS’ EQUITY:
Common stock-150,000,000 shares authorized; $.001 par value; 30,312,322 and 29,944,069 shares issued and outstanding at December 31, 2007 and December 31, 2006, respectively	30,312	29,944
Additional paid-in capital	249,273,581	230,116,635
Retained earnings (deficit)	(112,957,598)	(127,516,845)
Accumulated other comprehensive income (deficit)	(1,657,581)

Total stockholders’ equity	134,688,714	102,629,734

Total	$263,465,687	$116,066,366

NIGHTHAWK RADIOLOGY HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Service revenue	$42,706,085	$24,093,585	$151,662,042	$92,168,246
Operating costs and expenses:
Professional services (includes non-cash compensation expense of $862,328, $1,553,248, $4,429,358 and $4,886,678)	16,773,144	12,462,455	63,617,406	38,963,287
Sales, general, and administrative (includes non-cash compensation expense of $4,758,207, $412,943, $10,601,004 and $1,073,455)	17,157,481	8,382,875	54,018,090	27,607,317
Depreciation and amortization	2,648,449	618,275	7,899,256	2,198,714

Total operating costs and expenses	36,579,074	21,463,605	125,534,752	68,769,318

Operating income	6,127,011	2,629,980	26,127,290	23,398,928
Other income (expense):
Interest expense	(2,220,769)	(1,950)	(5,885,511)	(562,221)
Interest income	662,186	1,001,241	3,130,335	3,027,917
Other, net	(3,321)	29,878	(62,916)	(34,258)
Change in fair value of redeemable preferred stock conversion feature				(44,183,770)

Total other income (expense)	(1,561,904)	1,029,169	(2,818,092)	(41,752,332)

Income (loss) before income taxes	4,565,107	3,659,149	23,309,198	(18,353,404)
Income tax expense	1,504,757	1,452,181	8,615,352	10,047,713

Net income (loss)	3,060,350	2,206,968	14,693,846	(28,401,117)
Redeemable preferred stock accretion				(117,534)

Income (loss) applicable to common stockholders	$3,060,350	$2,206,968	$14,693,846	$(28,518,651)

Earnings (loss) per common share:
Basic	$0.10	$0.07	$0.49	$(1.00)
Diluted	$0.10	$0.07	$0.47	$(1.00)
Weighted averages of common shares outstanding:
Basic	30,260,996	29,912,134	30,083,080	28,528,079
Diluted	31,319,605	30,817,311	31,083,971	28,528,079

NIGHTHAWK RADIOLOGY HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

RECONCILIATION BETWEEN GAAP AND ADJUSTED NET INCOME

	Three Months Ended
	December 31, 2007			December 31, 2006
	GAAP	Adjustments	As Adjusted	GAAP	Adjustments	As Adjusted
Service revenue	$42,706,085		$42,706,085	$24,093,585		$24,093,585
Operating costs and expenses:
Professional services (includes stock compensation expense of $862,328 and $1,553,248 and IBNR reserve of ($410,924) and $2,000,000)	16,773,144	(451,404)	16,321,740	$12,462,455	(3,553,248)	8,909,207
Sales, general, and administrative (includes stock compensation expense of $4,758,207 and $412,943 and one time legal cost of $477,862, and $0)	17,157,481	(5,236,069)	11,921,412	8,382,875	(412,943)	7,969,932
Depreciation and amortization	2,648,449	(1,810,734)	837,715	618,275	(117,042)	501,233

Total operating costs and expenses	36,579,074	(7,498,207)	29,080,867	21,463,605	(4,083,233)	17,380,372

Operating income	6,127,011	7,498,207	13,625,218	2,629,980	4,083,233	6,713,213
Other income (expense):
Interest expense	(2,220,769)		(2,220,769)	(1,950)		(1,950)
Interest income	662,186		662,186	1,001,241		1,001,241
Other, net	(3,321)		(3,321)	29,878		29,878
Change in fair value of redeemable preferred stock conversion feature

Total other income (expense)	(1,561,904)		(1,561,904)	1,029,169		1,029,169

Income before income taxes	4,565,107	7,498,207	12,063,314	3,659,149	4,083,233	7,742,382
Income tax expense	1,504,757	2,465,861	3,970,618	1,452,181	1,592,461	3,044,642

Net income	3,060,350	5,032,346	8,092,696	2,206,968	2,490,772	4,697,740
Redeemable preferred stock accretion

Income applicable to common stockholders	$3,060,350	$5,032,346	$8,092,696	$2,206,968	$2,490,772	$4,697,740

Earnings per share:
Basic	$0.10		$0.27	$0.07		$0.16
Diluted	$0.10		$0.26	$0.07		$0.15
Weighted average shares outstanding:
Basic	30,260,996		30,260,996	29,912,134		29,912,134
Diluted	31,319,605		31,319,605	30,817,311		30,817,311

NIGHTHAWK RADIOLOGY HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

RECONCILIATION BETWEEN GAAP AND ADJUSTED NET INCOME (LOSS)

	Year Ended
	December 31, 2007			December 31, 2006
	GAAP	Adjustments	As Adjusted	GAAP	Adjustments	As Adjusted
Service revenue	$151,662,042		$151,662,042	$92,168,246		$92,168,246
Operating costs and expenses:
Professional services (includes stock compensation expense of $4,429,358 and $4,886,678 and IBNR reserve of $1,038,000 and $2,000,000)	63,617,406	(5,467,358)	58,150,048	$38,963,287	(6,886,678)	32,076,609
Sales, general, and administrative (includes stock compensation expense of $10,601,004 and $1,073,455 and one time legal cost of $477,862 and $0)	54,018,090	(11,078,866)	42,939,224	27,607,317	(1,073,455)	26,533,862
Depreciation and amortization	7,899,256	(5,029,754)	2,869,502	2,198,714	(508,875)	1,689,839

Total operating costs and expenses	125,534,752	(21,575,978)	103,958,774	68,769,318	(8,469,008)	60,300,310

Operating income	26,127,290	21,575,978	47,703,268	23,398,928	8,469,008	31,867,936
Other income (expense):
Interest expense	(5,885,511)		(5,885,511)	(562,221)		(562,221)
Interest income	3,130,335		3,130,335	3,027,917		3,027,917
Other, net	(62,916)		(62,916)	(34,258)		(34,258)
Change in fair value of redeemable preferred stock conversion feature				(44,183,770)	44,183,770

Total other income (expense)	(2,818,092)		(2,818,092)	(41,752,332)	44,183,770	2,431,438

Income (loss) before income taxes	23,309,198	21,575,978	44,885,176	(18,353,404)	52,652,778	34,299,374
Income tax expense	8,615,352	7,983,112	16,598,464	10,047,713	3,302,913	13,350,626

Net income (loss)	14,693,846	13,592,866	28,286,712	(28,401,117)	49,349,865	20,948,748
Redeemable preferred stock accretion				(117,534)	117,534

Income (loss) applicable to common stockholders	$14,693,846	$13,592,866	$28,286,712	$(28,518,651)	$49,467,399	$20,948,748

Earnings (loss) per share:
Basic	$0.49		$0.94	$(1.00)		$0.73
Diluted	$0.47		$0.91	$(1.00)		$0.70
Weighted average shares outstanding:
Basic	30,083,080		30,083,080	28,528,079		28,528,079
Diluted	31,083,971		31,083,971	28,528,079		29,988,558

NIGHTHAWK RADIOLOGY HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN NET INCOME AND ADJUSTED EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Net income (loss)	$3,060,350	$2,206,968	$14,693,846	$(28,518,651)
Interest expense (income)	1,558,583	(999,291)	2,755,176	(2,465,696)
Income tax expense	1,504,757	1,452,181	8,615,352	10,047,713
Depreciation and amortization	2,648,449	618,275	7,899,256	2,198,714

EBITDA	8,772,139	3,278,133	33,963,630	(18,737,920)

Stock compensation expense	5,620,535	1,966,191	15,030,362	5,960,133
IBNR reserve	(410,924)	2,000,000	1,038,000	2,000,000
One time legal cost	477,862		477,862
Change in fair value of redeemable preferred stock conversion feature				44,183,770
Redeemable preferred stock accretion				117,534

Adjusted EBITDA	$14,459,612	$7,244,324	$50,509,854	$33,523,517

NIGHTHAWK RADIOLOGY HOLDINGS, INC. AND SUBSIDIARIES

HISTORICAL VOLUMES

			Growth Rates		Acquisition Contribution - First 12 months
Quarter	Year	Total Volumes	Sequential	Year over Year	DayHawk	ATN	TDS	Radlinx
Q1	2004	120,554	36%	210%	—	—	—	—
Q2	2004	152,640	27%	178%	—	—	—	—
Q3	2004	182,737	20%	133%	—	—	—	—
Q4	2004	193,883	6%	119%	8,316	—	—	—

FY	2004	649,814	149%	149%
Q1	2005	222,341	15%	84%	15,850	—	—	—
Q2	2005	266,023	20%	74%	17,355	—	—	—
Q3	2005	298,759	12%	63%	18,905	—	—	—
Q4	2005	328,815	10%	70%	8,480	29,640	—	—

FY	2005	1,115,938	72%	72%
Q1	2006	364,155	11%	64%	—	32,130	—	—
Q2	2006	417,269	15%	57%	—	32,622	—	—
Q3	2006	463,028	11%	55%	—	32,086	—	—
Q4	2006	448,084	(3%)	36%	—	—	—	—

FY	2006	1,692,536	52%	52%
Q1	2007	484,477	8%	33%	—	—	27,089	—
Q2	2007	731,418	51%	75%	—	—	51,095	137,611
Q3	2007	787,673	8%	70%	—	—	52,708	143,339
Q4	2007	730,992	(7%)	63%	—	—	51,644	124,394

FY	2007	2,734,560	62%	62%